As filed with the Securities and Exchange Commission on October 30, 2003

Registration Number 333-106120

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RedEnvelope, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5960 (Primary Standard Industrial Classification Code Number)	33-0844285 (I.R.S. Employer Identification Number)

RedEnvelope, Inc.
201 Spear Street, 3rd Floor
San Francisco, California 94105
(415) 371-9100

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Alison L. May
President and Chief Executive Officer
RedEnvelope, Inc.
201 Spear Street, 3rd Floor
San Francisco, California 94105
(415) 371-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elias J. Blawie Keith A. Miller Peter D. Hadrovic Nicole M. Nemirofsky Heller Ehrman White & McAuliffe LLP 2775 Sand Hill Road Menlo Park, California 94025 (650) 854-4488	Bruce A. Mann Russell J. Wood Harrison S. Clay Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

Date of commencement of sale to the public: September 24, 2003

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

SIGNATURES

DEREGISTRATION OF SECURITIES

Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (No. 333-106120) (the “Registration Statement”), RedEnvelope, Inc. (the “Issuer”) hereby deregisters 330,000 shares of its common stock, par value $0.01 (the “Common Stock”). The Common Stock was previously registered in connection with the Issuer’s initial public offering pursuant to its Registration Statement to cover an over-allotment option granted to the underwriters, which option was not exercised and has expired. The Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on October 30, 2003.

RedEnvelope, Inc.

By:	/s/ Alison L. May
Alison L. May President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alison L. May Alison L. May	President, Chief Executive Officer and Director	October 30, 2003

/s/ Eric C. Wong Eric C. Wong	Chief Financial Officer and Secretary	October 30, 2003

* Hilary Billings	Brand Strategist and Director	October 30, 2003

* Michael Dunn	Director	October 30, 2003

* Scott Galloway	Director	October 30, 2003

* Charles Heilbronn	Director	October 30, 2003

* Jacqueline Macdonald	Director	October 30, 2003

* Michael Moritz	Director	October 30, 2003

* Daniel R. Lyle	Director	October 30, 2003

*By:
/s/ Eric C. Wong Eric C. Wong Attorney-in-fact		October 30, 2003